Investors: Conor McNamara +1.858.291.6421 ir@illumina.com

Media: Christine Douglass pr@illumina.com

Illumina Reports Financial Results for Third Quarter of Fiscal Year 2026

San Diego, October 29, 2026 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced its financial results for the third quarter of fiscal year 2026.

Third quarter 2026 results
•Reported revenue was $1.13 billion for Q3 2026, up 4.2% from Q3 2025. Revenue excluding tariff refunds was $1.17 billion, up 4.7% after also excluding the impacts of currency, acquisitions, and the Greater China region (“ROW1 organic revenue growth”).
•GAAP operating margin was 27.0% and non‑GAAP operating margin, excluding tariff refunds, was 25.0%.
•GAAP diluted EPS was $1.43 and non‑GAAP diluted EPS, excluding tariff refunds, was $1.44.

“In the third quarter, healthy clinical demand and robust NovaSeq X placements drove results above our guidance. Based on continued momentum, we are raising our full year revenue and earnings guidance,” said Jacob Thaysen, Chief Executive Officer of Illumina. “As we continue to execute our strategy, our innovation is broadening the value of the Illumina ecosystem. Together with our customers, we are laying the foundation for AI to transform our understanding of human biology and improve patient outcomes.”

Fiscal year 2026 guidance
For fiscal year 2026 and excluding tariff refunds, Illumina now expects:
•Total revenue of $4.64-$4.66 billion versus prior guidance of $4.60-$4.64 billion.
•Organic revenue growth greater than 4% and ROW organic revenue growth greater than 5%, both unchanged versus prior guidance.
•Non-GAAP operating margin of 23.6% versus prior guidance of 23.4%-23.6%.
•Non-GAAP diluted EPS of $5.40-$5.45 versus prior guidance of $5.30-$5.40.

Third quarter results

	GAAP		Non-GAAP (a)		Non-GAAP Excluding Tariff Refunds (b)
Dollars in millions, except per share amounts	Q3 2026	Q3 2025	Q3 2026	Q3 2025	Q3 2026
Revenue	$1,129	$1,084	$1,129	$1,084	$1,166
Gross margin	73.5%	67.6%	75.3%	69.2%	69.4%
Operating profit	$305	$227	$325	$265	$292
Operating margin	27.0%	21.0%	28.8%	24.5%	25.0%
Diluted EPS	$1.43	$0.98	$1.62	$1.34	$1.44

(a)See tables in “Results of Operations - Non-GAAP” section below for GAAP and non-GAAP reconciliations.
(b)Excludes the impacts of International Emergency Economic Powers Act (IEEPA) tariff refunds expected to be recovered, consisting primarily of a $79 million benefit recognized as a reduction to cost of revenue in Q3 2026 and a reduction to revenue of $37 million for the portion of tariff refunds that we expect to credit to customers.

1 ROW = rest-of-world, excluding Greater China region due to our inclusion on China’s Unreliable Entities List

Capital expenditures for free cash flow purposes were $41 million for Q3 2026. Cash flow provided by operations was $419 million, compared to $284 million in the prior year period. Free cash flow (cash flow provided by operations less capital expenditures) was $378 million for the quarter, compared to $253 million in the prior year period. Depreciation and amortization expense was $71 million for Q3 2026. At the close of the quarter, the company held $1.34 billion in cash, cash equivalents and short-term investments.

Conference call information
The conference call will begin at 1:30 pm Pacific Time (4:30 pm Eastern Time) on Thursday, October 29, 2026. Interested parties may access the live webcast via the Investor Info section of Illumina’s website or directly through the following link - https://illumina-earnings-call-q3-2026.open-exchange.net/. To ensure timely connection, please join at least ten minutes before the scheduled start of the call. A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, gross margin, operating margin, and free cash flow, among others, in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, among others, that are listed in the reconciliations of GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Non-GAAP operating margin and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in this release.

The company provides forward-looking guidance on a non-GAAP basis. The company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures because it is unable to predict with reasonable certainty the impact of items such as acquisition-related costs, fair value adjustments to contingent consideration, gains and losses from strategic investments, asset impairments, restructuring activities, and the ultimate outcome of pending litigation, among others, without unreasonable effort. These items are uncertain, inherently difficult to predict, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the company is unable to address the significance of the unavailable information, which could be material to future results.

Use of forward-looking statements
This release contains forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) uncertainty regarding the impact of our inclusion on the “unreliable entities list” by regulatory authorities in China; (v) uncertainty regarding tariffs imposed or threatened by the U.S. government and its trading partners, related court proceedings or administrative actions (including potential additional refund or relief programs), and other possible tariffs or trade protection measures and our efforts to mitigate the impact of such tariffs; (vi) our ability to manufacture robust instrumentation and consumables; (vii) the success of products and services competitive with our own; (viii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (ix) the impact of recently launched or pre-announced products and services on existing products and services; (x) our ability to modify our business strategies to accomplish our desired operational goals; (xi) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (xii) our ability to further develop and commercialize our instruments, consumables, and products; (xiii) our ability to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xiv) the risk of additional litigation or other liabilities arising against us in connection with previous acquisitions, including the GRAIL acquisition; (xv) our ability to obtain approval by third-party payors to reimburse patients for our products; (xvi) changes in the regulatory landscape and our ability to obtain regulatory clearance for our products from government agencies; (xvii) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xviii) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth or armed conflict; (xix) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; and (xx) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit www.illumina.com and connect with us on X, Facebook, LinkedIn, Instagram, TikTok, and YouTube.

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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	September 27, 2026	December 28, 2025
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,289	$1,418
Short-term investments	48	215
Accounts receivable, net	738	854
Inventory, net	667	564
Prepaid expenses and other current assets	293	238
Total current assets	3,035	3,289
Property and equipment, net	731	759
Operating lease right-of-use assets	356	370
Goodwill	1,284	1,113
Intangible assets, net	391	210
Deferred tax assets, net	454	454
Other assets	561	449
Total assets	$6,812	$6,644

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$241	$240
Accrued liabilities	915	846
Term debt, current portion	—	499
Total current liabilities	1,156	1,585
Operating lease liabilities	439	486
Term debt	1,789	1,490
Other long-term liabilities	283	360
Stockholders’ equity	3,145	2,723
Total liabilities and stockholders’ equity	$6,812	$6,644

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Revenue:
Product revenue	$946	$927	$2,845	$2,719
Service and other revenue	183	157	535	465
Total revenue	1,129	1,084	3,380	3,184
Cost of revenue:
Cost of product revenue	199	267	763	795
Cost of service and other revenue	82	68	243	228
Amortization of acquired intangible assets	18	16	53	50
Total cost of revenue	299	351	1,059	1,073
Gross profit	830	733	2,321	2,111
Operating expense:
Research and development	244	229	736	728
Selling, general and administrative	281	277	826	777
Total operating expense	525	506	1,562	1,505
Income from operations	305	227	759	606
Other (expense) income, net	(41)	(7)	(78)	103
Income before income taxes	264	220	681	709
Provision for income taxes	44	70	120	193
Net income	$220	$150	$561	$516
Earnings per share:
Basic	$1.46	$0.98	$3.70	$3.30
Diluted	$1.43	$0.98	$3.65	$3.29
Shares used in computing earnings per share:
Basic	151	153	152	156
Diluted	154	154	154	157

Illumina, Inc.
Condensed Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net cash provided by operating activities	$419	$284	$909	$758
Net cash provided by (used in) investing activities	50	(51)	(438)	(163)
Net cash used in financing activities	(223)	(115)	(602)	(681)
Effect of exchange rate changes on cash and cash equivalents	3	(2)	2	9
Net increase (decrease) in cash and cash equivalents	249	116	(129)	(77)
Cash and cash equivalents, beginning of period	1,040	934	1,418	1,127
Cash and cash equivalents, end of period	$1,289	$1,050	$1,289	$1,050

Calculation of free cash flow:
Net cash provided by operating activities	$419	$284	$909	$758
Purchases of property and equipment	(41)	(31)	(118)	(93)
Free cash flow (a)	$378	$253	$791	$665

(a)Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(unaudited)

TABLE 1: RECONCILIATION OF REVENUE GROWTH:

	Three Months Ended	Nine Months Ended
	September 27, 2026	September 27, 2026
Revenue growth	4.2%	6.2%
Impact of tariff refunds	3.4%	1.1%
Revenue growth, excluding tariff refunds (non-GAAP) (a)	7.6%	7.3%
Impact of acquisitions	(2.4)%	(2.1)%
Impact of currency exchange rates	(0.4)%	(1.0)%
Organic revenue growth (non-GAAP) (a)	4.8%	4.2%
Impact of China	(0.1)%	1.2%
ROW organic revenue growth (non-GAAP) (a)	4.7%	5.4%

TABLE 2: RECONCILIATION OF GAAP AND NON-GAAP DILUTED EARNINGS PER SHARE:

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
GAAP diluted earnings per share	$1.43	$0.98	$3.65	$3.29
Acquisition-related costs (d)	0.10	0.17	0.33	0.28
Transformational initiatives (e)	0.03	0.08	0.10	0.33
Strategic investment loss (gain), net (f)	0.19	(0.04)	0.27	(0.90)
Intangible impairment	—	—	—	0.15
Other (g)	—	—	—	0.03
Provision for income taxes (h)	(0.13)	0.15	(0.27)	0.31
Non-GAAP diluted earnings per share (b)	1.62	1.34	4.08	3.49
Tariff refunds (i)	(0.18)	—	(0.18)	—
Non-GAAP diluted earnings per share, excluding tariff refunds (b)	$1.44	$1.34	$3.90	$3.49

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(unaudited)

TABLE 3: RECONCILIATION OF GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Nine Months Ended
(Dollars in millions)	September 27, 2026		September 28, 2025		September 27, 2026		September 28, 2025
GAAP gross profit (c)	$830	73.5%	$733	67.6%	$2,321	68.7%	$2,111	66.3%
Acquisition-related costs (d)	20	1.8%	16	1.5%	64	1.9%	50	1.6%
Transformational initiatives (e)	—	—%	1	0.1%	—	—%	3	0.1%
Intangible impairment	—	—%	—	—%	—	—%	23	0.7%
Non-GAAP gross profit (b)	850	75.3%	750	69.2%	2,385	70.6%	2,187	68.7%
Tariff refunds (i)	(41)	(5.9)%	—	—%	(41)	(2.0)%	—	—%
Non-GAAP gross profit, excluding tariff refunds (b)	$809	69.4%	$750	69.2%	$2,344	68.6%	$2,187	68.7%

GAAP operating profit	$305	27.0%	$227	21.0%	$759	22.5%	$606	19.0%
Acquisition-related costs (d)	15	1.4%	26	2.5%	50	1.5%	44	1.4%
Transformational initiatives (e)	5	0.4%	12	1.0%	15	0.4%	51	1.6%
Intangible impairment	—	—%	—	—%	—	—%	23	0.7%
Other (g)	—	—%	—	—%	—	—%	5	0.2%
Non-GAAP operating profit (b)	325	28.8%	265	24.5%	824	24.4%	729	22.9%
Tariff refunds (i)	(33)	(3.8)%	—	—%	(33)	(1.3)%	—	—%
Non-GAAP operating profit, excluding tariff refunds (b)	$292	25.0%	$265	24.5%	$791	23.1%	$729	22.9%

(a)Revenue growth, excluding tariff refunds adjusts for the tariff refund to customers. Organic revenue growth adjusts for the impact from the tariff refund to customers, acquisitions and currency movements, which is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges. Rest of World (ROW) organic revenue growth also adjusts for the impact from our China region.
(b)Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP diluted earnings per share and non-GAAP operating profit exclude the effects of the pro forma adjustments as detailed above. Non-GAAP operating margin and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(c)Reconciling amounts are recorded in cost of revenue.
(d)Amounts for Q3 2026 and YTD 2026 consist primarily of:
•Amortization of intangible assets of $18 million and $53 million (cost of revenue)
•Amortization of inventory fair value step-up for SomaLogic of $2 million and $10 million (cost of revenue)
•Expenses for the SomaLogic and GRAIL acquisitions of $5 million and $26 million (operating expense)
•Net gains on contingent consideration liabilities of ($11) million and ($43) million (operating expense)
Amounts for Q3 2025 and YTD 2025 consist primarily of:
•Amortization of intangible assets of $16 million and $50 million (cost of revenue)
•Expenses for the SomaLogic and GRAIL acquisitions of $4 million and $19 million (operating expense)
•Net losses (gains) on contingent consideration liabilities of $3 million and ($29) million (operating expense)
•Lease impairment of $4 million (operating expense)
(e)Amounts for Q3 2026 and YTD 2026 consist primarily of implementation costs to upgrade our ERP system. Amounts for Q3 2025 consist primarily of implementation costs to upgrade our ERP system. Amounts for YTD 2025 consist primarily of employee severance costs from restructuring activities and costs related to the ERP upgrade.
(f)Amounts consist of realized and unrealized gains and losses and impairments on our investments.
(g)Amount consists of $3 million for costs related to board membership changes and $2 million for a legal accrual.
(h)Amounts represent the aggregate of the difference between book and tax accounting related to stock-based compensation cost and the tax impact related to non-GAAP adjustments. Amounts for Q3 2025 and YTD 2025 also include a one-time $42 million valuation allowance adjustment recorded in Q3 2025 against deferred tax assets associated with certain U.S. foreign tax credits as a result of the U.S. tax legislation that was signed on July 4, 2025.
(i)Amounts represent the impacts of IEEPA tariff refunds, consisting primarily of the $79 million benefit recognized as a reduction to cost of revenue in Q3 2026 and the related reduction to revenue of $37 million for the portion of tariff refunds that we expect to credit to customers.